UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 24, 2009

PANTHEON CHINA ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52275	20-4665079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 10-64 #9 Jianguomenwai Avenue Chaoyang District, Beijing, China	100600
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-10-85322720

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

As previously reported in a Form 8-K filed on December 15, 2008 with the Securities and Exchange Commission, on December 14, 2008 the stockholders of Pantheon China Acquisition Corp. (“Pantheon”) approved amending its Certificate of Incorporation of to extend the deadline by which a business combination must be approved or Pantheon would be obligated to liquidate from December 14, 2008 to September 30, 2009.

On March 24, 2009, Pantheon and Continental Stock Transfer and Trust Company entered into an amendment dated as of December 14, 2008 (the “Amendment”) to the Investment Management Trust Agreement, dated December 14, 2006, entered into in connection with Pantheon’s IPO to extend the duration of such agreement in light of the amendment to Pantheon’s certificate of incorporation and authorize the conversion of a total of 929,613 shares (or approximately 16.2% of the shares issued in the initial public offering) of Pantheon’s common stock into a pro rata portion of the cash held in the trust account governed by such agreement.  In addition, the Amendment modified the provisions of the agreement to require that any further amendments to such agreement be approved by each public stockholder of Pantheon.

The foregoing summary does not purport to be a complete description of the rights and obligations of the parties to the Amendment, and is qualified in its entirety by reference to the form of Amendment being filed as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment No. 1 dated as of December 14, 2008 to Investment Management Trust Agreement dated December 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 26, 2009

PANTHEON CHINA ACQUISITION CORP.

By:	/s/ Mark D. Chen
Mark D. Chen Chairman, Chief Executive Officer and President